As filed with the Securities and Exchange Commission on March 15, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyson Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-0225165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999, (479) 290-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Dennis Leatherby

2210 West Oaklawn Drive

Springdale, Arkansas 72762-6999

(479) 290-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul L. Choi, Esq. Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities

(1)	An indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

P R O S P E C T U S

Tyson Foods, Inc.

Debt Securities

We may offer debt securities from time to time in one or more series. We will provide specific terms of any offering of these debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these debt securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of debt securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is March 15, 2006.

TABLE OF CONTENTS

Prospectus

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” Under the automatic shelf process, we may, over time, sell the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

When we refer to “Tyson,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Tyson Foods, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange, or “NYSE”. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including certain SEC filings, is also available at our Internet site at http://ir.tysonfoodsinc.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended October 1, 2005, and Amendment No. 1 on Form 10-K/A to such Form 10-K;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2005; and

•	Current Reports on Form 8-K filed October 3, 2005, October 12, 2005, November 10, 2005, January 30, 2006 (as to Item 4.02) and March 7, 2006.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Investor Relations Department

Tyson Foods, Inc.

P.O. Box 2020 Springdale, AR 72765-2020

(479) 290-5410

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain forward-looking statements with respect to our current views and estimates of future economic circumstances, industry conditions, Company performance and financial results, including, without limitation, debt-levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Tyson undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following: (i) fluctuations in the cost and availability of raw materials, such as live cattle, live swine or feed grains; (ii) market conditions for finished products, including competition from other global and domestic food processors, the supply and pricing of alternative proteins, and the demand for alternative proteins; (iii) risks associated with effectively evaluating derivatives and hedging activities; (iv) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (v) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)) which could have an effect on livestock owned by the Company, the availability of livestock for purchase by the Company, consumer perception of certain protein products or the Company’s ability to access certain domestic and foreign markets; (vi) successful rationalization of existing facilities, and the operating efficiencies of the facilities; (vii) changes in the availability and relative costs of labor and contract growers, and the ability of the Company to maintain good relationships with employees, labor unions, contract growers and independent producers providing livestock to the Company; (viii) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (ix) changes in consumer preference and diets, and the Company’s ability to identify and react to consumer trends; (x) significant marketing plan changes by large customers, or the loss of one or more large customers; (xi) adverse results from litigation; (xii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiii) changes in regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws and occupational, health and safety laws; (xiv) the ability of the Company to make effective acquisitions and successfully integrate newly acquired businesses into existing operations; (xv) effectiveness of advertising and marketing programs; (xvi) the effect of, or changes in, general economic conditions; and (xvii) other risk factors described in documents filed by the Company from time to time with the Securities and Exchange Commission.

THE COMPANY

Tyson Foods, Inc. and its subsidiaries, with world headquarters in Springdale, Arkansas, produce, distribute and market chicken, beef, pork, prepared foods and related allied products. We commenced business in 1935, were incorporated in Arkansas in 1947, and were reincorporated in Delaware in 1986. We have engaged in a number of acquisitions, including the acquisition of IBP, inc. (now called Tyson Fresh Meats, Inc.) in 2001. In addition to being the world’s largest processor and marketer of chicken, beef and pork products, we are also the second largest publicly traded food company in the Fortune 500 with one of the most recognized brand names in the food industry.

We operate a totally integrated poultry production process. Through our wholly-owned subsidiary, Cobb-Vantress, we are the number one breeding stock supplier in the world. We invest in breeding stock research and development which allows us to breed into our flocks the natural characteristics found to be most desirable. Our integrated operations consist of breeding and raising chickens, as well as the processing, further-processing and marketing of these food products and related allied products, including animal and pet food ingredients.

We are also involved in the processing of live fed cattle and hogs and fabrication of dressed beef and pork carcasses into primal and sub-primal meat cuts, case-ready products and fully-cooked beef and pork products. In addition, we derive value from allied products such as hides and variety meats for sale to further processors.

We produce a wide range of fresh, value-added, frozen and refrigerated food products. Our products are marketed and sold to national and regional grocery retailers, regional grocery wholesalers, meat distributors, clubs and warehouse stores, military commissaries, industrial food processing companies, national and regional chain restaurants or their distributors, international export companies and domestic distributors who service restaurants, foodservice operations such as plant and school cafeterias, convenience stores, hospitals and other vendors. Sales are made by our sales staff primarily located in Springdale, Arkansas, and Dakota Dunes, South Dakota. Additionally, sales to the military and a portion of sales to international markets are made through independent brokers and trading companies.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under an indenture dated as of June 1, 1995, as supplemented (the “Indenture”), between the Company and JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”). The following statements are subject to the detailed provisions of the Indenture. We have filed a copy of the Indenture as an exhibit to the registration statement of which this prospectus is a part. The Indenture is also available for inspection at the office of the Trustee. Section references are to the Indenture. The following summarizes the material terms of the Indenture; however, the following summaries of certain provisions of the Indenture are not complete. Wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture.

General

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture and provides that the debt securities may be issued from time to time in one or more series. The debt securities will be direct, unsecured and unsubordinated obligations of the Company. Except as described under “Certain Covenants,” the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any subsidiary upon the latter’s liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary’s creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.

The prospectus supplement which accompanies this prospectus sets forth where applicable the following terms of and information relating to the debt securities in respect of which this prospectus is being delivered (“Offered Securities”) offered by the prospectus supplement:

•	the designation of the Offered Securities;

•	the aggregate principal amount of the Offered Securities;

•	the date or dates on which principal of, and premium, if any, on the Offered Securities is payable;

•	the rate or rates at which the Offered Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates;

•	if other than the offices of the Trustee, the place where the principal of and any premium or interest on the Offered Securities will be payable;

•	any redemption, repayment or sinking fund provisions;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the Offered Securities will be issuable;

•	if other than the principal amount of such debt security, the portion of the principal amount due upon acceleration;

•	if other than U.S. dollars, the currency or currencies (including composite currencies) in which the Offered Securities are denominated or payable;

•	whether the Offered Securities shall be issued in the form of a global security or securities;

•	any other specific terms of the Offered Securities; and

•	the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to the Offered Securities. (Section 2.3)

The debt securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying prospectus supplement. See “—Book-Entry System.”

Unless otherwise specified in the accompanying prospectus supplement, principal and premium, if any, will be payable, and the debt securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)

Unless otherwise specified in the accompanying prospectus supplement, interest on any series of debt securities will be payable on the interest payment dates set forth in the accompanying prospectus supplement to the persons in whose names the debt securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons. (Sections 2.7, 4.1 and 4.2)

If the debt securities are issued as Original Issue Discount Securities (as defined in the Indenture) bearing no interest or interest at a rate which at the time of issuance is below market rates and are to be sold at a substantial discount below their stated principal amount, the federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the prospectus supplement.

Unless otherwise described in the accompanying prospectus supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the debt securities protection in the event of a highly leveraged transaction involving the Company.

Book-Entry System

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” New York, New York and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, unless use of the book-entry system for the debt securities is discontinued or in other limited circumstances.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certain Covenants

Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur or suffer to exist any mortgage or pledge, as security for any indebtedness, on or of any shares of stock, indebtedness or other obligations of a Subsidiary (as defined below) or any Principal Property (as defined below) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or acquired after the date of the Indenture, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant will not apply in the case of:

(i) the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days after such acquisition, to secure or provide for the payment or financing of any part of the purchase price of such acquisition, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption of such mortgage, pledge or other liens, provided that every such mortgage, pledge or lien referred to in this clause (i) will attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements on such Principal Property;

(ii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture;

(iii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary;

(iv) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

(v) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; and

(vi) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (i) through (v),

provided, in the case of a mortgage, pledge or other lien permitted under clause (i), (ii) or (iv), the indebtedness secured is not increased nor the lien extended to any additional shares of stock, indebtedness or other obligations of a Subsidiary or any additional Principal Property.

Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by this paragraph, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect to such creation, assumption, renewal, extension or replacement, Exempted Debt (as defined below) does not exceed 10% of Consolidated Net Tangible Assets (as defined below). (Section 4.3)

Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of such property, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions described above under “Restrictions on Liens,” to create a mortgage on the property to be leased securing Funded Debt (as defined below) in an amount equal to the Attributable Debt (as defined below) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding debt securities or (ii) if (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the debt securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the

Company (which may include the outstanding debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not previously tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an officers’ certificate (which will be delivered to the Trustee and each paying agent and which need not contain the statements prescribed by the second paragraph of Section 10.4 of the Indenture) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as provided in the Indenture. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such officers’ certificate, the amount of cash which the Company will be required to apply to the retirement of Funded Debt under this provision of the Indenture shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount of such debentures or notes to be due and payable upon a declaration of the maturity of such debentures or notes, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity of such debentures or notes pursuant to the terms of the Indenture pursuant to which such debentures or notes were issued. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph and without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect to such transactions, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.4)

Certain Definitions

The term “Attributable Debt” as defined in the Indenture means, as to any particular lease under which any Person (as defined in the Indenture) is at the time liable, other than a capital lease, and at any date as of which the amount of such lease is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term of such lease as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a capital lease with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. “Attributable Debt” means, as to a capital lease under which any Person is at the time liable and at any date as of which the amount of such lease is to be determined, the capitalized amount of such lease that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

The term “Consolidated Net Tangible Assets” as defined in the Indenture means the excess over the current liabilities of the Company of all of its assets as determined by the Company and as would be set forth in a consolidated balance sheet of the Company and its Subsidiaries, on a consolidated basis, in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

The term “Exempted Debt” as defined in the Indenture means the sum, without duplication, of the following items outstanding of the date Exempted Debt is being determined:

(i) indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the provision described in the last sentence under “Certain Covenants—Restrictions on Liens” and

(ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the provision described in the last sentence under “—Certain Covenants—Restrictions on Sale and Lease-Back Transactions.”

The term “Funded Debt” as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect of such indebtedness, beyond one year from its creation.

The term “Principal Property” as defined in the Indenture means:

(i) land, land improvements, buildings and associated factory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Tangible Assets as of the date of such determination;

(ii) certain property referred to in the Indenture; and

(iii) any asset held by Tyson Foods, Inc., but shall not include any such property or assets described in clauses (i), (ii) or (iii) that is financed through the issuance of tax exempt governmental obligations, or any such property or assets that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary, effective as of the date such resolution is adopted.

The term “Restricted Subsidiary” as defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property or owns shares of capital stock or indebtedness of another Restricted Subsidiary other than:

(i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination of such operations; and

(ii) each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary;

provided, however, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary effective as of the date such resolution is adopted.

The term “Subsidiary” as defined in the Indenture means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

Restrictions on Consolidations, Mergers and Sales of Assets

The Indenture provides that the Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary) or permit any Person to merge with or into the Company unless:

(a) either

(i) the Company will be the continuing Person or

(ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction of the United States of America and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the debt securities and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with; and

(b) immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing. (Section 5.1)

Events of Default

An “Event of Default,” as defined in the Indenture and applicable to debt securities, will occur with respect to the debt securities of any series if:

(a) the Company defaults in the payment of the principal of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase or otherwise;

(b) the Company defaults in the payment of interest on any debt security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the debt securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders (as defined in the Indenture) of 25% or more in aggregate principal amount of the debt securities of such series;

(d) an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws;

(e) the Company

(i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law,

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or

(iii) effects any general assignment for the benefit of creditors; or

(f) any other Events of Default set forth in the applicable prospectus supplement occurs. (Section 6.1)

The Indenture provides that if an Event of Default described in clauses (a), (b), (c) or (f) above (if such Event of Default under clause (c) or (f) is with respect to one or more but not all series of debt securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the debt securities of each such series then outstanding under the Indenture (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series and set forth in the applicable prospectus supplement) of all debt securities of all such series, and the interest accrued on such debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) or (f) occurs and is continuing with respect to all series of debt securities then outstanding, then and in each and every such case, unless the principal of all the debt securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding under the Indenture (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued on such debt securities, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) occurs and is continuing, then the principal amount (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of all the debt securities then outstanding and interest accrued on such debt securities, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

The provisions described in the paragraph above, however, are subject to the condition that if, at any time after the principal (or, if the debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such Original Issue Discount Securities and set forth in the applicable prospectus supplement) of the debt securities of any series (or of all the debt securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the Indenture, the Company will pay or will deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of each such series (or of all the debt securities, as the case may be) and the principal of any and all debt securities of each such series (or of all the debt securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Securities) specified in the debt securities of each such series and set forth in the applicable prospectus supplement to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of debt securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the Holders of a majority in aggregate principal amount of all the debt securities of each such series, or of all the debt securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the debt securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or shall affect any subsequent default or shall impair any right consequent on such default. For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions described above, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities will be deemed, for all purposes under the Indenture, to be such portion of the principal of such Original Issue Discount Securities as shall be due and payable as a result of such acceleration, and payment of such portion of the principal of such Original Issue Discount Securities as shall be due and payable as a result of such acceleration, together with interest, if any, on such Original Issue Discount Securities and all other amounts owing under the Indenture, shall constitute payment in full of such Original Issue Discount Securities. (Section 6.2)

The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the standard of care required by law:

(i) the Trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person, and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(ii) before the Trustee acts or refrains from acting, it may require an officers’ certificate or an opinion of counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and

(vi) the Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Indenture in good faith and in reliance on such advice or opinion. (Section 7.2)

Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of debt securities pursuant to this paragraph. (Section 6.5)

The Indenture provides that no Holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series;

(ii) the Holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

The Indenture contains a covenant that the Company will file annually, not more than 90 days after the end of its fiscal year, with the Trustee a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ performance under the Indenture and that the Company has complied with all conditions and covenants under the Indenture. (Section 4.6)

Discharge, Defeasance and Covenant Defeasance

The Indenture provides that, except as provided below, the Company may terminate its obligations under the debt securities of any series and the Indenture with respect to debt securities of such series if:

(i) all debt securities of such series previously authenticated and delivered (other than destroyed, lost or stolen debt securities of such series that have been replaced or debt securities of such series that are fully paid or debt securities of such series for whose payment money or debt securities have previously been held in trust and subsequently repaid to the Company, as provided in the Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or

(ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such debt securities for that purpose, money or U.S. Government Obligations (as defined in the Indenture) or a combination of money and U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, (C) no default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, (D) such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

With respect to the foregoing clause (i), only the Company’s obligations under Section 7.7 of the Indenture in respect of the debt securities of such series shall survive. With respect to the foregoing clause (ii), only the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 4.2, 7.7, 7.8, 8.5 and 8.6 of the Indenture in respect of the debt securities of such series shall survive until the debt securities of such series are no longer outstanding. Once there are no longer any debt securities of a particular series outstanding, only the Company’s obligations in Sections 7.7, 8.5 and 8.6 of the Indenture in respect of the debt securities of such series shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the debt securities of such series and this Indenture with respect to the debt securities of such series except for those surviving obligations specified above. (Section 8.1)

The Indenture provides that, except as provided below, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of any series after the period specified in clause (D)(2)(z) of this paragraph, and the provisions of the Indenture will no longer be in effect with respect to the debt securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same; provided, that the following conditions shall have been satisfied:

(i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders for payment of the principal of and interest on the debt securities of such series, money or U.S. Government Obligations or a combination of money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of such funds payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(iii) no Default (as defined in the Indenture) with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period specified in clause (iv)(2)(z) below;

(iv) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an opinion of counsel to the same affect as the ruling described in clause (x) above and based on a change in law and (2) an opinion of counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (y) the Holders of the debt securities of such series have a valid first priority security interest in the trust funds, and (z) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the debt securities of such series who may be deemed to be an “insider” as to an obligor on the debt securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and the Holders of the debt securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

(v) if the debt securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the defeasance contemplated by this provision of the Indenture of the debt securities of such series will not cause the debt securities of such series to be delisted; and

(vi) the Company has delivered to the Trustee an officers, certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated by this provision of the Indenture of the debt securities of such series have been complied with. Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (iv)(2)(z) of this paragraph, none of the Company’s obligations under the Indenture with respect to the debt securities of such series shall be discharged. Subsequent to the end of such 123-day (or one year) period, the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 4.2, 7.7, 7.8, 8.5 and 8.6 of the Indenture with respect to the debt securities of such series shall survive until such debt securities are no longer outstanding. Once there are no longer any debt securities of a particular series outstanding, only the Company’s obligations in Sections 7.7, 8.5 and 8.6 of the Indenture with respect to the debt securities of such series shall survive. If and when a ruling from the Internal Revenue Service or an opinion of counsel referred to in clause (iv)(1) of this paragraph is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.1 of the Indenture, then the Company’s obligations under such Section 4.1 of the Indenture with respect to the debt securities of such series shall cease upon delivery to the Trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in this provision of the Indenture relating to the defeasance contemplated by this provision of the Indenture. (Section 8.2)

The Indenture provides that the Company may omit to comply with any term, provision or condition described under “—Certain Covenants,” and such omission shall be deemed not to be an Event of Default, with respect to the outstanding debt securities of any series if:

(i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the debt securities of such series for payment of the principal of and interest, if any, on the debt securities of such series money or U.S. Government Obligations or a combination of money or U.S. Government Obligations in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of such firm delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of such funds payable by the Trustee, to pay and discharge the principal of and interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(iii) no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit;

(iv) the Company has delivered to the Trustee an opinion of counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (B) the Holders of the debt securities of such series have a valid first-priority security interest in the trust funds, (C) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the debt securities of such series who may be deemed to be an “insider” as to an obligor on the debt securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), and the Holders of the debt securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

(v) if the debt securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the covenant defeasance contemplated by this provision of the Indenture of the debt securities of such series will not cause the debt securities of such series to be delisted; and

(vi) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the covenant defeasance contemplated by this provision of the Indenture of the debt securities of such series have been complied with. (Section 8.3)

Modification of the Indenture

The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the debt securities of any series without notice to or the consent of any Holder:

(i) to cure any ambiguity, defect or inconsistency in the Indenture; provided, that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

(ii) to comply with Article 5 of the Indenture;

(iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(iv) to evidence and provide for the acceptance of appointment under the Indenture with respect to the debt securities of any or all series by a successor Trustee;

(v) to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by the Indenture;

(vi) to provide for uncertificated debt securities and to make all appropriate changes for such purpose; or

(vii) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

The Indenture also provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the debt securities of any series outstanding under the Indenture with the written consent of the Holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture (all such series voting as one class). The Indenture also provides that the Holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the debt securities of such series. Notwithstanding the foregoing provision, without the consent of each Holder of the debt securities of each series affected by such supplemental indenture, an amendment or waiver, including a waiver pursuant to Section 6.4 of the Indenture, may not:

(i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder’s debt security;

(ii) reduce the principal amount of such debt security or the rate of interest on such debt security (including any amount in respect of original issue discount), or any premium payable with respect to such debt security;

(iii) adversely affect the rights of such Holder under any mandatory repurchase provision or any right of repurchase at the option of such Holder;

(iv) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity of such debt security pursuant to the Indenture or the amount of such debt security provable in bankruptcy;

(v) change any place of payment where, or the currency in which, any debt security of such series or any premium or the interest on such debt security is payable;

(vi) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such debt security (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date of such repurchase);

(vii) reduce the percentage in principal amount of outstanding debt security of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture;

(viii) waive a Default in the payment of principal of or interest on, any debt security of such series;

(ix) cause any debt security of such series to be subordinated in right of payment to any obligation of the Company; or

(x) modify any of the provisions of this section of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security of any series affected by such supplemental indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of Holders of debt securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of debt securities of any other series or of the coupons appertaining to such debt securities. It shall not be necessary for the consent of the Holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company shall give to the Holders affected by such amendment, supplement or waiver a notice briefly describing such amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect in such notice, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

Governing Law

The Indenture and the debt securities will be governed by the laws of the State of New York.

Concerning the Trustee

The Company and its subsidiaries maintain ordinary banking relationships with JPMorgan Chase Bank, N.A. and its affiliates and a number of other banks. JPMorgan Chase Bank, N.A. and its affiliates along with a number of other banks have extended credit facilities to the Company and its subsidiaries.

PLAN OF DISTRIBUTION

We may sell the debt securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

The debt securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement the particular terms of the offering of the debt securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable debt securities may be listed.

If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The debt securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased.

We may sell debt securities through agents or dealers designated by us. Any agent or dealer involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase debt securities from us as principal and may resell those debt securities at varying prices to be determined by the dealer.

We also may sell debt securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the debt securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase debt securities directly from, and we may sell debt securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the debt securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

The validity of the debt securities and certain other matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Davis Polk & Wardwell, New York, New York, will act as counsel for any underwriters or agents.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report, as amended, on Form 10-K/A for the year ended October 1, 2005 and management’s assessment of the effectiveness of our internal control over financial reporting as of October 1, 2005, as set forth in its reports (which conclude, among other things that Tyson Foods, Inc. did not maintain effective internal control over financial reporting as of October 1, 2005, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements and schedule and management’s assessment have been incorporated herein by reference in reliance upon Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Securities and Exchange Commission registration fee	$(	*)
Rating agency fees	97,500
Legal fees and expenses	150,000
Accounting fees and expenses	15,000
Trustee’s fees and expenses	5,000
Printing, distribution and engraving fees	40,000
Miscellaneous	10,000

Total	$317,500

(*)	Deferred in reliance upon Rule 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers

We are a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of Tyson Foods, Inc. (“Tyson”) includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of Tyson’s directors to Tyson or its stockholders for monetary damages for breach of fiduciary as director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, Tyson’s Second Amended and Restated By-Laws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of Tyson or is or was serving at the request of Tyson as a director or officer of another corporation, or as its representative in a joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by Tyson in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by Tyson as authorized by the relevant sections of the DGCL.

Reference is made to the form of Underwriting Agreement which has been or will be included or incorporated by reference as an exhibit to this registration statement for provisions regarding indemnification of Tyson’s officers, directors and controlling persons against specified liabilities.

Item 16. Exhibits

1*	Form of Underwriting Agreement

4.1	Indenture, dated as of June 1, 1995, between Tyson Foods, Inc. and The Chase Manhattan Bank, N.A., as Trustee (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 (No. 333-42525) filed on December 17, 1997)

4.2	Form of debt security

5	Opinion of Sidley Austin LLP

12	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 (File No. 001-14704))

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5)

24	Power of Attorney (set forth on the signature pages hereof)

25	Statement of Eligibility of the Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on March 15, 2006.

TYSON FOODS, INC.

By:	/s/ Dennis Leatherby
	Name:	Dennis Leatherby
	Title:	Senior Vice President, Finance and Treasurer and Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Dennis Leatherby, R. Read Hudson and Nathan Hodne, or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2006.

Signature	Title
/s/ John Tyson John Tyson	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Dennis Leatherby Dennis Leatherby	Senior Vice President, Finance and Treasurer and Interim Chief Financial Officer (Principal Financial Officer)

/s/ Craig J. Hart Craig J. Hart	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Richard L. Bond Richard L. Bond	President and Chief Operating Officer and Director

/s/ Scott T. Ford Scott T. Ford	Director

/s/ Lloyd V. Hackley Lloyd V. Hackley	Director

/s/ Jim Kever Jim Kever	Director

Signature	Title
/s/ Jo Ann R. Smith Jo Ann R. Smith	Director

/s/ Leland E. Tollett Leland E. Tollett	Director

/s/ Barbara A. Tyson Barbara A. Tyson	Director

/s/ Don Tyson Don Tyson	Director

/s/ Albert C. Zapanta Albert C. Zapanta	Director

EXHIBIT INDEX

1*	Form of Underwriting Agreement

4.1	Indenture, dated as of June 1, 1995, between Tyson Foods, Inc. and The Chase Manhattan Bank, N.A., as Trustee (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 (No. 333-42525) filed on December 17, 1997)

4.2	Form of debt security

5	Opinion of Sidley Austin LLP

12	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 (File No. 001-14704))

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5)

24	Power of Attorney (set forth on the signature pages hereof)

25	Statement of Eligibility of the Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.